UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006 (March 30, 2006)

RUSSELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5822	63-0180720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3330 Cumberland Blvd., Suite 800, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-8000

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 14, 2006, the Compensation Committee of the Board of Directors of Russell Corporation (the “Company”) approved certain amendments to the Amended and Restated Employment Agreement entered into between the Company and John F. Ward and each of the Change of Control Employment Agreements entered into between the Company and certain of its officers including the named executive officers. The amendments, which were entered into on various dates between March 30, 2006 and April 17, 2006, are intended to cause the agreements to comply with the new tax laws set forth in Section 409A of the Internal Revenue Code relating to deferred compensation including a requirement that the payment of certain amounts that the officer is entitled to on separation from service be delayed until six months following such separation. In addition, the amendments provide that (a) the officer will be indemnified for any penalty taxes which may be incurred under the new tax laws and (b) if the payment of any amount is required to be delayed for six months, the Company will deposit an amount equal to such payment into a grantor trust until such time as the payment is made to the officer. The Amended and Restated Employment Agreement entered into between Mr. Ward and the Company is incorporated by reference herein and is attached hereto as Exhibit 10.1. The Form of Change of Control Agreement for Tier I officers is incorporated by reference herein and is attached hereto as Exhibit 10.2 and the Form of Change of Control Agreement for Tier II officers is incorporated by reference herein and is attached hereto as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to the Amended and Restated Employment Agreement by and between John F. Ward and Russell Corporation.

10.2	Form of Amendment to the Change of Control Employment Agreement for Tier I officers.

10.3	Form of Amendment to the Change of Control Employment Agreement for Tier II officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSELL CORPORATION

May 4, 2006	By:	/s/ Floyd G. Hoffman
Floyd G. Hoffman Senior Vice President, Corporate Development, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Amended and Restated Employment Agreement by and between John F. Ward and Russell Corporation.

10.2	Form of Amendment to the Change of Control Employment Agreement for Tier I officers.

10.3	Form of Amendment to the Change of Control Employment Agreement for Tier II officers.

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